BRAINYTOYS LIMITED

(ACN 001 894 033)

and

HIGHFORCE INVESTMENTS PTY LTD

(ACN 066 339 697)

and

ALEXANDER AGUERO

____________________________________________

DEED OF EMPLOYMENT

_____________________________________________

THIS DEED made the 4th day of October 2004.

BETWEEN:

BRAINYTOYS LIMITED (ACN 001 894 033) of Unit 6/34 York Street, North Perth WA 6006(the “Employer”)

And

HIGHFORCE INVESTMENTS PTY LTD (ACN 066 339 697) of 6-B Bowen Street, O’Connor Western Australia 6163 (Highforce)

And

ALEXANDER AGUERO of 6-B Bowen Street, O’Connor Western Australia 6163

(the “Employee”)

RECITALS:

A

The Employer is in the business of developing and marketing toy and game products.

B

The Employer has offered to employ the Employee, via a Service Agreement with Highforce, the Employee’s private company, on terms and conditions set out in this Deed.

C

The Employee has freely accepted the terms and conditions offered by the Employer.

THE PARTIES COVENANT AND AGREE THAT:

1

DEFINITIONS AND INTERPRETATION

1.1

Definitions

In this Deed, except to the extent the subject matter or context may otherwise require, the following definitions apply:

Board means the Board of Directors of the Employer;

Business means the toy and game development business of the Employer, (excluding Mobile Phone and Internet products);

Client(s) means any person, company, partnership, joint venture or any association who has engaged the services of or acquired product or other goods of the Employer;

Confidential Information means:

(a)

all trade and business secrets and other confidential information and documents relating to the affairs or business of the Employer, or which come into the Employee’s possession in the course of and by reason of their employment, whether or not the same were originally supplied by the Employer;

(b)

any information regarding any of the Employer’s market intelligence, plans, investments and other future aspects of its operations in Western Australia and other markets;

(c)

any intellectual property rights in the Employer’s products, including computer generated data, designs, patents, trademarks and copyright, and all technical data, diagrams, plans, drawings, sketches, designs, business plans and reports, business manufacturing methods and systems;

(d)

any information that is by its nature confidential and which the Employee knows or ought to know is confidential and includes information relation to the financial position of the Employer and, in particular, includes information relating to the assets and liabilities of the business of the Employer and other matters that do or may affect the financial position or reputation of the Employer or any of its members;

(e)

any information relating to the Employer’s internal company management and structure of each of its business, or the personnel, policies and strategies of the Employer;

(f)

the policies, strategies, practices and procedures of the Employer;and

(g)

the remuneration package of the Employee;

Deed means this deed and any variations agreed between the Employer and Employee;

Duties means all duties and other obligations required to be performed and complied with by the Employee pursuant to this Deed, including the duties specified in the First Schedule;

MCE Act means the Minimum Conditions of Employment Act 1993 (WA);

Related Body Corporate has the meaning given to that term in Section 50 of the Corporations Act 2001; and Term means the term of this Deed commencing on 1 November 2004 and ceasing on 31 October 2007.

1.2

Interpretation

In this Deed, unless the context otherwise requires:

(a)

a reference to a person includes a reference to the person’s executors, administrators, and assigns of that person or being a company, its successors and assigns;

(b)

references to a statute shall include all amendments for the time being in force and any other statute enacted in substitution for and the regulations, by-laws and other orders for the time being made pursuant to such statutes;

(c)

references to parts, clauses, sub-clauses, paragraphs and schedules by number shall be references to parts, clauses, subclauses, paragraphs and schedules respectively so numbered in this Deed;

(d)

headings and margin notes are inserted for the purpose of reference only and shall not be or form part of this Deed or in any way affect the operation or the interpretation of this Deed;

(e)

references to “person” includes a body corporate;

(f)

the expression “and/or” refers to both the conjunctive and disjunctive alternatives; and

(g)

every word in the singular number shall be construed as including the plural number and every word in the plural number shall be construed as including singular manner.

2

APPOINTMENT AND TERM

(a)

The Employer employs and the Employee accepts the appointment as Managing Director for a term of 3 years on and from 1 November 2004 until 31 October 2007 unless otherwise terminated sooner or extended in accordance with this Deed.

(b)

On or before the 30 June 2007 the Employer and Employee shall enter into negotiations as to whether to extend the terms of this Deed on terms mutually agreeable.

DUTIES

(a)

The Employee shall perform the Duties set out in the First Schedule on the terms and conditions of this Deed and shall:

(i)

perform such duties and functions in relation to the Employer and the business of the Employer as the Employer shall from time to time allocate to the Employee including, but not limited to, those specific duties and functions set out in this Deed;

(ii)

at all times act faithfully, honestly and diligently in the performance of the Employee's duties and functions;

(iii)

observe and comply with all directions given by the authorised representatives of the Employer;

(iv)

during work time devote the whole of the Employee's time, attention, skills and ability to the performance of the Employee's obligations under this Deed to successfully promote the Employer’s business; and

(v)

use all proper means to maintain and improve and promote the business of the Employer.

(b)

The Employer in its discretion and as it may direct from time to time, may also require the Employee to carry out or provide such other duties for which the Employee is reasonably qualified.

4

SALARY PACKAGE

(a)

The Employer will:

(i)

pay Highforce the sum of $80,000 per annum, inclusive of Superannuation, for the provision of the Employee’s services;

(ii)

pay the sums referred to in paragraphs 4(a)(i) by equal fortnightly installments by electronic funds transfer into an account nominated by the Employee;

(iii)

reimburse home telephone and internet costs associated with business use.

(b)

The salary package referred to in clause 4(a) is paid in satisfaction of and takes into account all aspects of the Employee's employment including hours of work.

(c)

In the event that the Employee becomes entitled to any amounts pursuant to an industrial instrument including, without limitation, an award, order or registered Deed issued by an industrial tribunal, commission or authority, the Employer may apply all or part of the Employee's salary package (including salary) in full or part satisfaction of those amounts.

5

REVIEW OF SALARY

The Board will review the Employee’s salary annually in July of each year.

6

BONUS

A bonus may be paid to the Employee depending upon the Employee’s performance. The terms upon which a bonus may be paid, will be set by the Board each year.

SUPERANNUATION

Salary sacrifice into superannuation is available. However the basis upon which superannuation contributions are made available and the basis for determining the amount of those contributions is at the sole discretion of the Employer but, in exercising its discretion, the Employer will at all times comply with applicable superannuation legislation.

HOURS OF WORK

The Employee’s minimum weekly hours of work are 30. The Employee however acknowledges that he may be required to work longer hours if and when necessary to complete the duties required of them.

9

LOCATION AND TRAVEL

The Employee will be located at Perth and may be required to undertake travel as the Employer may require from time to time.

10

EXPENSES

The Employer will reimburse the Employee for all expenses properly incurred by the Employee in the performance of their Duties subject to the Employee providing documentary evidence of expenses claimed.

11

NON COMPETITION

(a)

Subject to clause 11(b), the Employee agrees that he will not, without the prior written consent of the Employer, during his employment carry on, provide services to or be engaged by any business or activity which is competitive with any business carried on by the Employer or any of its Related Bodies Corporate at any time during his employment.

(b)

The Employer and the Employee acknowledge that the Employee may act in a capacity outside the scope of the Employee’s employment with the Employer subject to the following conditions:

(i)

the Employer consents to the Employee acting in the capacity;

(ii)

the Employee acting in this capacity does not interfere with the Employee’s performance of the Employee’s Duties to the Employer pursuant to this Deed; and

(iii)

the Employee acknowledges that the Employer is not liable in any way whatsoever for any of the actions of the Employee when acting in a capacity outside the scope of the Employee’s employment.

12

ANNUAL LEAVE

(a)

The Employee shall be entitled, for each year of service, to four (4) weeks paid annual leave, accruing pro rata on a weekly basis in accordance with the MCE Act.

(b)

The Employee acknowledges and agrees to take its annual leave when most convenient to the operation of the Business.

13

SICK LEAVE

(a)

The Employee shall be entitled to 10 days paid sick leave for each completed year of service in accordance with the MCE Act.

(b)

Sick leave will accumulate to a maximum of 30 days. On termination of employment the Employee will not be entitled to be paid for any unused sick leave.

(c)

The Employee may be required to provide evidence to prove the entitlement before receiving payment.

BEREAVEMENT LEAVE

The Employee shall be entitled to up to two (2) days paid bereavement leave in accordance with the MCE Act.

15

PARENTAL LEAVE

The Employee shall be entitled to parental leave in accordance with the MCE Act.

16

LONG SERVICE LEAVE

The Employee shall be entitled to long service leave in accordance with the Long Service Leave Act 1958 (WA).

17

ANNUAL PERFORMANCE APPRAISAL

(a)

The Employee’s performance will be formally reviewed annually in July of each of year.

(b)

The Employee’s performance review will be carried out by the Board, or such other person, as may be nominated by the Board. The Employer will seek input from the Employee prior to the review but in general, reviews take into consideration the Employee’s professional ability, contribution to the business, prospects with the Employer and the extent to which the Employee has advanced during the period concerned.

(c)

Whilst performance reviews may be taken into account when conducting salary reviews, the primary purpose of performance reviews is developmental.

18

INTERNET AND EMAIL USAGE

(a)

The Employee agrees to use the email and internet services provided by the Employer in a responsible manner and to comply with all relevant policies and procedures pertaining to the use of the email and internet services.

(b)

The use of email and the internet are for business purposes and may be monitored, inspected, reproduced or copied by the Employer.

(c)

The Employee may make limited use of the email and internet services for personal use but the Employee should be aware of the Employer’s right to monitor, review or intercept such communications.

(d)

The Employee must not use the email or internet access to transmit, copy or download material or statements which are offensive, obscene, pornographic, violent, abusive, illegal including material which could constitute discrimination on unlawful grounds including, but not limited to sex, race, disability, religion, or sexual orientation.

(e)

Should the Employee receive email which contain material or statements which could constitute a breach of these obligations, the Employee shall immediately delete the material from the Employee’s computer systems.

TERMINATION OF EMPLOYMENT

(a)

Subject to clause 19(d) and prior to the expiration of the Term of the Employee's employment, the Employee’s employment may be terminated by or the Employee by the giving of 4 weeks’ notice in writing to the Employer.

(b)

Subject to and without limiting the Employer’s rights under clause 19(d), the Employer may terminate the Employee’s employment with 4 weeks’ notice prior to the expiration of the Term.

(c)

The Employer may, in its absolute discretion, terminate the Employee's employment by:

(i)

making a payment in lieu of the notice period set out in clause 19(b); or

(ii)

by giving part of the notice period set out in clause 19(b), and by making part payment in lieu of the balance of the notice period.

(d)

The Employer may, prior to the expiration of the Term, terminate the Employee's employment without notice or a payment in lieu of notice if the Employee:

(i)

commits any serious or persistent breach of any of the terms of this Deed including without limitation, dishonesty, misconduct or willful neglect in the performance of the Employee's Duties and obligations under this Deed;

(ii)

refuses to comply with any reasonable instruction or direction from an authorised representative of the Employer;

(iii)

is convicted of any criminal offence relevant to the performance of the Employee's obligations under this Deed;and

(iv)

is a bankrupt or is removed from Office under the Corporations Act 2001 or under the Employer’s Constitution.

(e)

If the Employee’s employment is terminated under clause 19(d) or on the basis of redundancy the Employee is not entitled to a redundancy or severance payment other than as provided in this clause.

(f)

In the event that either party gives notice of termination of the Employee’s employment, the Employee shall also immediately resign the Office effective as from a date directed by the Board.

(g)

If the Employee’s employment is terminated other than for reasons set out in clause 19(d), and the Employee is not then otherwise in default of this Deed and his employment, the Employee will, in connection with his retirement from the Office, receive in addition to the required notice period in clause 19(b) a benefit payment in respect of past services in accordance with the formula set out in the Corporations Act 2001.

20

CONFIDENTIAL INFORMATION

Without limiting any common law duties or obligations of the Employee, the Employee must not, except in the proper course of the Employee’s Duties, either during or after the termination of the Employee's employment, disclose or use in any manner whatsoever, any Confidential Information.

21

EMPLOYER PROPERTY

(a)

Upon termination of the Employee's employment (howsoever caused), or at any other time upon demand, the Employee must immediately deliver to the Employer or its authorized representative:

(i)

all documents or other material (including all copies) in the Employee's possession or control relating in any way to any Confidential Information; and

(ii)

all files, documentation, publications, computer equipment, software, discs, keys, and all other property whatsoever of the Employer.

RESTRAINT

(a)

The Employer has invested a substantial amount of time and effort to develop business relationships with its Clients. To protect the Employer’s goodwill, the Employee must not, either during the Employee’s employment or for a period of 3 months after the termination of the Employee’s employment (however caused), either alone or (whether as servant or agent or in any other capacity) for or in association with any other person, firm, organisation or business:

(i)

solicit, entice away, interfere with or endeavour to solicit, entice away or interfere with any person, firm or company who was a Client of the Employer either at the time of the Employee’s termination of employment or during the employment of the Employee; or

(ii)

employ, engage, solicit or entice away or endeavour to employ, engage, solicit or entice away from the Employer any employee of the Employer.

(b)

Clauses 22(a)(i) and 22(b)(ii) shall be construed and have effect as if they were a number of separate subclauses, with each sub clause being separable from the other. If any of the sub clauses are invalid or unenforceable for any reasons, such invalidity on enforceability shall not prejudice or affect the validity or enforceability of the other sub clause.

23

ASSIGNMENT

This Deed and the rights and benefits of the Employee under this Deed are personal to the Employee and are not assignable or transferable by the Employee and may not be assigned, pledged or encumbered by the Employee.

24

GOVERNING LAW

This Deed shall be governed by and construed in accordance with the law of the State of Western Australia and the Employer and the Employee agree to submit to the jurisdiction of the courts of Western Australia.

25

VARIATION OF TERMS

The terms of this Deed may be varied from time to time by the mutual agreement made in writing by the Employer and the Employee.

26

SURVIVAL OF TERMS

The obligations of the Employee contained in Clauses 19,20, 21 and 22 shall survive the termination of this Deed (howsoever caused) and shall ensure for the benefit of the Employer.

27

SEVERABILITY

If any of the terms and conditions of this Deed are void, or become voidable reason of any statute or rule of law then that term or condition shall be severed from this Deed without affecting the enforceability of the remaining terms and conditions.

ENTIRE DEED

This Deed constitutes the entire agreement between the partiesand supersedes any representations, warranties, covenants, guarantees and any other terms and conditions not contained and recorded herein.

Executed as a Deed:

EXECUTED by BRAINYTOYS LIMITED   )

(ACN 001 894 033) in accordance with

    )

Section 127 of the Corporations Act 2001:

    )

    )

/s/ Ian Allen	/s/ Howard K. Read
Signature of Director	Signature of Director/Secretary

Ian Allen	Howard K. Read
Print Name	Print Name

EXECUTED by HIGHFORCE      )

INVESTMENTS PTY LTD

   )

(ACN 007 998 914) in

   )

accordance with Section 127 of the

Corporations Act 2001:

/s/ Tim Lebbon	/s/ Alexander Aguero
Signature of Director	Signature of Director/Secretary

Signed by the said Alexander Aguero in the presence of:

/s/ Alexander Aguero

ALEXANDER AGUERO

/s/ Jay Stephenson
Witness Signature
Jay Stephenson
Witness Name
31 Mammoth Court , Virginia
Address
Accountant
Occupation

FIRST SCHEDULE

DUTIES OF THE MANAGING DIRECTOR

JOB DESCRIPTION FORM (JDF)

TITLE:

Managing Director

SUMMARY:

Provides strategic advice and counsel to the Board in accordance with the considered positioning of the Company in relation to the expectations, beliefs and perceptions of its shareholders.

Facilitates business interactions between industry executives and the Company to ensure effective and efficient processes and outcomes for the Company.

Manages and Directs the development and implementation of corporate policy, strategic planning and management processes.

Manages and Directs the creation, development and implementation of both long and short term corporate and market plans.

DUTIES AND RESPONSIBILITIES:

1 Manages, co-ordinates and provides leadership for the Company to ensure timely delivery of outcomes in line with Board resolutions.

2 Sets long range objectives and formulates plans to achieve these;

3 Maintains operating plan and develops budget for presentation to the Board;

4 Provides leadership to other staff and directing product and market development;

5 Monitors and reports to the Board on overall Company performance and market placement.

6 Manages special projects and assignments as required.

7 Liaises with high-level industry representatives on relevant matters concerning the Company.

8 Undertakes travel as approved by the Board to advance the standing and profitability of the Company.

9 Undertakes such other duties as required by the Board.

TABLE OF CONTENTS

NO	DESCRIPTION	PAGE
1	DEFINITIONS AND INTERPRETATION	2
2	APPOINTMENT AND TERM	4
3	DUTIES	5
4	SALARY PACKAGE	5
5	REVIEW OF SALARY	6
6	BONUS	6
7	SUPERANNUATION	6
8	HOURS OF WORK	6
9	LOCATION AND TRAVEL	6
10	EXPENSES	6
11	NON COMPETITION	7
12	ANNUAL LEAVE	7
13	SICK LEAVE	7
14	BEREAVEMENT LEAVE	7
15	PARENTAL LEAVE	8
16	LONG SERVICE LEAVE	8
17	ANNUAL PERFORMANCE APPRAISAL	8
18	INTERNET AND EMAIL USAGE	8
19	TERMINATION OF EMPLOYMENT	9
20	CONFIDENTIAL INFORMATION	10
21	EMPLOYER PROPERTY	10
22	RESTRAINT	11
23	ASSIGNMENT	12
24	GOVERNING LAW	12
25	VARIATION OF TERMS	12
26	SURVIVAL OF TERMS	12
27	SEVERABILITY	12
28	ENTIRE DEED	13